SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2001

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                           Market 2000+ HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    333-37980
                             Commission File Number

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)

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Item 5.   Other Events

          On July 12, 2001, AT&T Corp. completed its spin-off of AT&T Wireless Services, Inc. As a result, AT&T distributed 0.3216 share of AT&T Wireless Services common stock for each share of AT&T. The share amount of AT&T Wireless represented by a round-lot of 100 Market 2000+ HOLDRS is 1.9308.

          Exxon Mobil Corporation announced a 2-for-1 stock split on its common stock payable to shareholders of record as of June 20, 2001. Exxon Mobil began trading on a split-adjusted basis on July 19, 2001. As of July 23, 2001, the share amount of Exxon Mobil, represented by a round-lot of 100 Market 2000+ HOLDRS, is 4.

          On August 10, 2001, Bristol Myers Squibb Company completed its spin-off of Zimmer Holdings, Inc. As a result, Bristol Myers Squibb distributed 0.1 share of Zimmer Holdings common stock for each share of Bristol Myers Squibb. The share amount of Zimmer Holdings represented by a round lot of 100 Market 2000+ HOLDRS is 0.3.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c)   Exhibits

                99.1 Market 2000+ HOLDRS Trust Prospectus Supplement dated September 30, 2001 to Prospectus dated August 29, 2000.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MERRILL LYNCH, PIERCE, FENNER &
                                                  SMITH INCORPORATED


Date:  November 26, 2001                        By:  /s/ STEPHEN G. BODURTHA
                                                     -----------------------
                                                Name:    Stephen G. Bodurtha
                                                Title:   Attorney-in-Fact

                                  EXHIBIT INDEX

Number and Description of Exhibit
--------------------------------------
(99.1) Market 2000+ HOLDRS(SM) Trust Prospectus Supplement dated September 30, 2001 to Prospectus dated August 29, 2000.